UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2024

IPALCO ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Indiana	35-1575582
(State or other jurisdiction of incorporation or organization)	(I.R.S Employer Identification No.)

One Monument Circle
Indianapolis, Indiana	46204
(Address of principal executive offices)	(Zip code)
Registrant's telephone number, including area code:	(317)-261-8261

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01     Other Events.

On March 7, 2024, Indianapolis Power & Light Company, a subsidiary of IPALCO Enterprises, Inc. and The AES Corporation and which does business as AES Indiana, announced and priced an offering of $650 million aggregate principal amount of a new series of 5.700% First Mortgage Bonds due 2054 to be issued under its mortgage and deed of trust (the “AES Indiana Offering”), which has the benefit of a mortgage lien on substantially all of its property. AES Indiana intends to use the net proceeds from the AES Indiana Offering to repay amounts outstanding under its $300 million term loan agreement and $350 million revolving credit agreement and for general corporate purposes.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit 104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                     IPALCO Enterprises, Inc.

Date: March 7, 2024	By:	/s/ Brian Hylander
	Name:	Brian Hylander
	Title:	Vice President, General Counsel and Secretary